UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2018

ModusLink Global Solutions, Inc.

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451	(781) 663-5000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2018, ModusLink Global Solutions, Inc. (the “Company”) filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Certificate of Ownership”) to change its name to Steel Connect, Inc. Pursuant to the Certificate of Ownership, the name change will be effective on February 27, 2018. The name change is being made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly owned subsidiary of the Company with and into the Company. The Company is the surviving corporation in the merger, and in connection with the merger, Article FIRST of the Company’s Restated Certificate of Incorporation will be amended to change the Company’s name to Steel Connect, Inc. Other than the name change to Steel Connect, Inc., the above-described transaction will have no effect on the Company or its operations.

Item 8.01.	Other Events.

Effective February 27, 2018, the Company’s trading symbol on the Nasdaq Global Select Market will be STCN.

On February 26, 2018, the Company issued a press release announcing the change of its name and trading symbol. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
3.1	Certificate of Ownership and Merger
99.1	Press Release by the Company on February 26, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: February 26, 2018	By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	Chief Financial Officer